UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2013

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Hercules Loan Amendment

On November 15, 2013, American Superconductor Corporation (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”) with Hercules Technology Growth Capital, Inc. (the “Lender”). The First Amendment amended the Loan and Security Agreement dated as of June 5, 2012 (the “Loan Agreement,” and together with the First Amendment, the “Amended Loan Agreement”), that the Company previously entered into with the Lender.

Pursuant to the terms of the Loan Agreement, the Lender provided the Company with a term loan in an aggregate principal amount of $10.0 million, which was fully drawn on June 5, 2012 (the “Term Loan”) and the Company delivered a warrant to purchase 139,276 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $3.59 per share (the “Original Warrant”). In addition, the Company granted a security interest in substantially all of the Company’s existing and future assets (excluding certain customary items, but including the Company’s intellectual property), and as further security, the Company’s wholly-owned subsidiary, ASC Devens LLC (“ASC”), entered into a Mortgage and Security Agreement dated July 31, 2012 with respect to the property it has rights to located at 64 Jackson Road, Devens, Massachusetts 01434-4020 (the “Mortgage”). The Loan Agreement, the Original Warrant and Mortgage were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2012. The terms of the First Amendment, among other things:

•	Provide the Company with (a) subject to certain funding conditions, an additional term loan in an amount equal to the difference between $15.0 million and the principal amount then outstanding on the date the term advance is made (“New Term Loan”), and (b) the ability, subject to the satisfaction of certain conditions, to borrow this additional amount at any time from November 15 through December 31, 2013. Simultaneously with the closing of the First Amendment on November 15, 2013, the Company borrowed the full amount of the New Term Loan.

•	Provide that the principal balance of the New Term Loan bears interest at a floating per annum rate equal to 11% plus the percentage, if any, by which the prime rate exceeds 3.75%. The Company will make interest-only payments on the New Term Loan beginning on December 1, 2013 and continuing through May 31, 2014. However, if the Company achieves certain quarterly revenue targets for the six-month period ending March 31, 2014, then the interest-only payments will continue through August 31, 2014. After such interest-only period, the Company will be obligated to repay the aggregate principal amount of the New Term Loan in equal monthly installments of principal, plus accrued interest at the applicable rate. The New Term Loan matures on November 1, 2016.

•	Amend the financial covenants so that the Company must maintain an initial balance of unrestricted cash and/or cash equivalents of $15.0 million in accounts in the United States, provided that this $15.0 million will be reduced by $2.5 million for every $5.0 million of net proceeds from the sale or issuance of the Company’s equity securities that the Company receives after November 15, 2013, but not less than a minimum balance of unrestricted cash and/or cash equivalents of the lower of (i) $7.5 million; and (ii) the aggregate principal outstanding.

•	Amend the terms of the Original Warrant to reduce the exercise price to $1.95 per share of Common Stock.

The Mortgage was amended so that it continues to secure the full amounts outstanding under the Amended Loan Agreement.

In connection with the closing of the Credit Facility Amendment, the Company also paid the Lender a facility charge of $100,000. Furthermore, on the earliest to occur of (i) November 1, 2016, (ii) the date that the Company prepays the New Term Loan, or (iii) the date that the New Term Loan becomes due and payable, the Company agreed to pay the Lender an end of term charge of $500,000.

In addition, the Company also issued a second warrant (the “Second Warrant”) to the Lender to purchase 256,410 shares of the Company’s common stock with an exercise price of $1.95 per share, subject to price-based anti-dilution and other adjustments as set forth in the Second Warrant. The Second Warrant is immediately exercisable and expires on May 15, 2019. The Company issued the Second Warrant in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

The foregoing descriptions of the Second Warrant and First Amendment are summaries, and are qualified in its entirety by reference to the such documents, which are filed herewith as Exhibits 4.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

ATM Sales Agreement

On November 15, 2013, American Superconductor Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV”) pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $30.0 million of its shares of common stock through MLV, as sales agent. Sales of the common stock made pursuant to the Sales Agreement, if any, will be made on The Nasdaq Global Market under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-191153) by means of ordinary brokers’ transactions at market prices. Additionally, under the terms of the Sales Agreement, the Company may also sell shares of its common stock through MLV, on The Nasdaq Global Market or otherwise, at negotiated prices or at prices related to the prevailing market price. Under the terms of the Sales Agreement, MLV may not engage in any proprietary trading or trading as principal for MLV’s own account. MLV will use its commercially reasonable efforts to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay MLV a commission of up to 3% of the gross proceeds from the sale of shares of its common stock under the Sales Agreement, if any. The Company has also agreed to provide MLV with customary indemnification rights. The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all of the common stock subject to the Sales Agreement and (b) the termination of the Sales Agreement by the Company or MLV. Either party to the Sales Agreement may terminate the Sales Agreement in its sole discretion at any time upon written notice to the other party.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the subheading “Hercules Loan Amendment” is incorporated in this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in connection with the Second Warrant under the subheading “Hercules Loan Amendment” is incorporated in this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: November 18, 2013	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated as of November 15, 2013, between American Superconductor Corporation and Hercules Technology Growth Capital, Inc.

4.2	First Amendment, dated November 15, 2013, to the Warrant Agreement, dated as of June 5, 2012, between American Superconductor Corporation and Hercules Technology Growth Capital, Inc.

5.1	Opinion of Latham & Watkins LLP.

10.1	First Amendment to Loan and Security Agreement, by and between American Superconductor Corporation and Hercules Technology Growth Capital, Inc., dated as of November 15, 2013.

10.2	At Market Issuance Sales Agreement, dated as of November 15, 2013, by and between American Superconductor Corporation and MLV & Co. LLC.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).